AFFILIATE STOCK PURCHASE AGREEMENT

          This Affiliate Stock Purchase Agreement (this "Agreement"), is made as of October 1, 2007, by and between Penny Green (the “Seller”) and Sound Revolution Inc., a Delaware corporation with offices at 1187 Brimley Road, Toronto, Ontario M1P 3G5 (the “Purchaser”).

RECITALS

          WHEREAS, the Seller is the owner of 1,000,000 restricted shares of common stock of Buzz Tub Media Inc., a Nevada corporation (the "Company"), which shares were purchased by the Seller for US $10; and

          WHEREAS, the Seller proposes to sell to the Purchaser the 1,000,000 restricted shares of common stock of the Company currently owned by the Seller (the “Purchased Shares”), on the terms set forth herein.

In consideration of the premises, representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	PURCHASE AND SALE

1.1           The Seller hereby agrees to sell, assign, transfer and deliver to the Purchaser, and the Purchaser hereby agrees to purchase from the Seller, the Purchased Shares for an aggregate purchase price of US $10 (the "Purchase Price") which amount shall be deemed deducted upon execution of this Agreement (the “Closing Date”) from the total amount owed by the Purchaser to the Seller pursuant to the Loan Agreement among the Purchaser, the Seller and Bacchus Entertainment Ltd. dated August 31, 2004 as amended on November 30, 2004, June 14, 2006, January 1, 2007 and June 30, 2007.

2.	REPRESENTATIONS AND WARRANTIES OF THE SELLER

2.1           The Seller warrants, covenants and represents to the Purchaser with the intention of inducing the Purchaser to enter into this Agreement that:

(a)

immediately prior to and on the Closing Date, the Seller shall be the legal and beneficial owner of the Purchased Shares and shall transfer to the Purchaser on the Closing Date the Purchased Shares free and clear of all liens, restrictions, covenants or adverse claims of any kind or character;

(b)

the Seller has the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by the Seller hereunder and to consummate the transactions hereby contemplated; and

(c)	the Seller agrees to execute and deliver such other documents and to perform such other acts as shall be necessary to effectuate the purposes of this Agreement; and

3.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

3.1	The Purchaser represents and warrants to the Seller that the Purchaser has the legal power and authority to execute and deliver this Agreement and to consummate the transactions hereby contemplated.

4.	MISCELLANEOUS

4.1           Unless otherwise provided, all dollar amounts referred to in this Agreement are in United States dollars.

4.2           There are no representations, warranties, collateral agreements, or conditions concerning the subject matter of this Agreement except as herein specified.

4.3           This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia. The parties hereby attorn to the jurisdiction of the courts of British Columbia (and the jurisdiction of the Purchaser's domicile) with respect to any legal proceedings arising from this Agreement.

4.4           The representations and warranties of the parties contained in this Agreement shall survive the closing of the purchase and sale of the Purchased Shares and shall continue in full force and effect for a period of three years.

4.5           This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

4.6           Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

Each of the parties hereto has executed this Agreement to be effective as of the day and year first above written.

/s/ Penny Green
Penny Green

SOUND REVOLUTION INC.

Per:	/s/ Robin Ram
Robin Ram
Its:	President and CEO